Exhibit 5.1
Stradling Yocca Carlson & Rauth

A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
660 NEWPORT CENTER DRIVE, SUITE 1600
NEWPORT BEACH, CA 92660-6422
TELEPHONE     (949) 725-4000
FACSIMILE     (949) 725-4100
SAN FRANCISCO OFFICE
44 MONTGOMERY STREET, SUITE 4200
SAN FRANCISCO, CALIFORNIA 94104
TELEPHONE     (415) 283-2240
FACSIMILE     (415) 283-2255
SANTA BARBARA OFFICE
302 OLIVE STREET
SANTA BARBARA, CALIFORNIA 93101
TELEPHONE     (805) 564-0065
FACSIMILE     (805) 564-1044

December 8, 2006
Questcor Pharmaceuticals, Inc.
3260 Whipple Road
Union City, CA 94587
     Re:       Registration Statement on Form S-3 — Registration No. 333-134879
Ladies and Gentlemen,
     You have requested our opinion with respect to certain matters in connection with the sale by Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), of 11,400,000 shares of Common Stock, no par value per share, of the Company (the “Shares”) pursuant to the Registration Statement on Form S-3, Registration No. 333-134879, filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 9, 2006 (the “Registration Statement”). The prospectus dated June 9, 2006 filed with the Registration Statement is hereinafter referred to as the Base Prospectus. The prospectus supplement dated December 8, 2006, in the form filed with the Commission under Rule 424(b) promulgated under the Securities Act, is hereinafter referred to as the Prospectus Supplement.
     We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
     Based on the foregoing, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and the related Base Prospectus and the Prospectus Supplement, will be legally issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Base Prospectus and the Prospectus Supplement.

Very truly yours,

/s/ Stradling Yocca Carlson & Rauth

STRADLING YOCCA CARLSON & RAUTH